Exhibit 10.28

MICROMIDAS, INC.

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of November 8, 2019 (the “Effective Date”), by and among MICROMIDAS, INC., a Delaware corporation (the “Company”), PM Operating, Ltd., a Texas limited partnership, as the Collateral Agent (as defined in Section 7.2), and the persons and entities named on the Schedule of Purchasers attached hereto (together with the other holders from time to time of the hereinafter described Notes, and together with their successors and assigns, each, a “Purchaser” and collectively, the “Purchasers”).

RECITAL

WHEREAS, the Company has authorized the sale and issuance of senior secured convertible promissory notes, in substantially the form attached hereto as Exhibit A (each, a “Note” and collectively, the “Notes”), in the aggregate principal amount not to exceed $6,000,000;

WHEREAS, all of the Company’s obligations under this Agreement, the Notes and the other Loan Documents described below (including all unpaid principal and accrued and unpaid interest and any premium (including, without limitation, interest that accrues during the pendency of, or premiums that become owed upon the occurrence of, any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) under the Loan Documents, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Company to the Purchasers or the Collateral Agent arising under this Agreement, the Notes or any other Loan Document) (collectively, the “Company Obligations”) will be secured by a first priority security interest in substantially all of the Company’s assets, including its intellectual property and all equity interests in each of the Subsidiaries, in each case subject to Permitted Liens (as defined in that certain Security and Pledge Agreement dated as of the date hereof in substantially the form attached hereto as Exhibit B-1 (the “Company Security Agreement” and, such Permitted Liens, the “Company Permitted Liens”)), as provided in the Company Security Agreement and that certain Intellectual Property Security Agreement dated as of the date hereof, in substantially the form attached hereto as Exhibit B-2 (the “IP Security Agreement”); and

WHEREAS, each of Origin Materials Canada Holding Limited, a corporation incorporated under the laws of the Province of New Brunswick (“OMC Holding”), Origin Materials Canada Pioneer Limited, a corporation incorporated under the laws of the Province of New Brunswick (“OMC Pioneer”), Origin Materials Canada Research Limited, a corporation incorporated under the laws of the Province of New Brunswick (“OMC Research”), and Origin Materials Canada Polyesters Limited, a corporation incorporated under the laws of the Province of New Brunswick (“OMC Polyesters,” and, collectively with OMC Holding, OMC Pioneer and OMC Research, the “Subsidiaries” and, the Subsidiaries together with the Company, the “Note Parties”), is a wholly-owned subsidiary of the Company and will (i) guaranty the payment and performance of the Company Obligations pursuant to that certain Guaranty dated as of the date hereof, in substantially the form attached hereto as Exhibit C-1 (the “Guaranty”), and (ii) secure its obligations under the Guaranty (such obligations, together with the obligations under the Guaranty of each other Subsidiary, the “Guaranteed Obligations” and, the Guaranteed Obligations, together with the Company Obligations, the “Obligations”) by a first priority security interest in substantially all of its assets, including its intellectual property and all equity interests in each of its subsidiaries that are Subsidiaries, in each case subject to Permitted Liens (as defined in that certain Security and Pledge Agreement dated as of the date hereof in substantially the form attached hereto as Exhibit C-2 (the “Subsidiary Security Agreement” and, such Permitted Liens, the “Guarantor Permitted Liens”)) as provided in the Subsidiary Security Agreement and the IP Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby agree as follows:

Capitalized terms used but not defined herein shall have the meanings set forth in the Notes. This Agreement, the Notes, the Company Security Agreement, the IP Security Agreement, the Guaranty, the Subsidiary Security Agreement, the Subordination Agreement (as defined in Section 2.3) and all other agreements, instruments, documents and certificates executed and delivered in connection herewith and therewith, are collectively referred to as the “Loan Documents”. Unless the context requires otherwise any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor.

1.    AMOUNT AND TERMS OF THE LOAN(S)

1.1    The Loan(s). Subject to the terms of this Agreement and the Notes (including Section 6 hereof), each Purchaser, severally and not jointly, agrees to lend term loans (each, a “Loan”) to the Company from time to time upon and after the Closing (as hereinafter defined) in an aggregate principal amount (each, a “Loan Amount” and collectively the “Total Loan Amount”) not to exceed the amount set forth opposite such Purchaser’s name on the Schedule of Purchasers attached hereto (each, a “Loan Commitment” and collectively the “Total Loan Commitment”). Upon any Purchaser funding a Loan, the Loan Commitment of such Purchaser shall be reduced and terminated by the equivalent Loan Amount of such Loan. Once funded, a Loan may not be prepaid or reborrowed. Each Note shall be convertible into shares of Series D Preferred Shares as provided in such Note.

2.    THE CLOSING(S)

2.1    Closing Date(s). Subject to the satisfaction of the conditions contained in Section of this Agreement, the closing of the sale and purchase of the Notes (the “Closing”) shall be held on the Effective Date, or at such other time after the Effective Date as the Company and each Purchaser shall agree (the “Closing Date”).

2.2    Delivery. At the Closing (i) subject to Section 6 of this Agreement, each Purchaser shall deliver to the Company a check or wire transfer funds in the amount of such Purchaser’s portion of the Loan Amount being disbursed on the Closing Date, if any; and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser in the principal amount equal to 100% of such Purchaser’s Loan Commitment.

2.3    Conditions Precedent to the Closing. The Closing is subject to the satisfaction (in the sole discretion of each Purchaser) of the following conditions:

(a)    each Purchaser shall have received the following:

(i)    a fully executed and delivered copy of this Agreement, the original Note or Notes to be issued to such Purchaser, the Company Security Agreement, the IP Security Agreement, the Guaranty and the Subsidiary Security Agreement;

(ii)    to the extent such Purchaser or any affiliate of such Purchaser is a holder of a warrant or warrants with respect to the Company’s Series A Preferred Stock (as defined in the Amended and Restated Certificate of Incorporation filed by the Company with the Secretary of State of the State of Delaware on August 3, 2018) or Series B Preferred Stock (as defined in the Amended and Restated Certificate of Incorporation filed by the Company with the Secretary of State of the State of Delaware on August 3, 2018), a duly executed copy of an agreement to extend the maturity of such warrant or warrants by 10 years;

(iii)    a duly executed copy of the Subordination Agreement dated as of the date hereof (the “Subordination Agreement”), by and among the Company, OMC Holdings, OMC Pioneer, the Collateral Agent (as defined in Section 7.2), Nestle Waters Management & Technology and Danone Asia Pte Ltd.;

(iv)    evidence that the Note Parties have obtained all consents and approvals (including, without limitation, all consents and approvals from PepsiCo, Inc.) so that the execution, delivery and performance by each Note Party of each Loan Document to which it is a party will not contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (as defined in the Company Security Agreement) in respect of any property of the Company or any Subsidiary under, any offtake supply agreement, license agreement, indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected;

(v)    evidence that the Liens created by the Company Security Agreement, the Subsidiary Security Agreement and the IP Security Agreement are perfected as first-priority Liens (subject only to Company Permitted Liens and Guarantor Permitted Liens (collectively, the “Permitted Liens”));

(vi)    a certificate of an officer of the Company certifying that the Company, individually, is solvent, and the Company and the Subsidiaries, on a consolidated basis, are solvent, consistent with the representation set forth in Section 3.11 below;

(vii)    a certificate of an officer of each Note Party, dated the date of the Closing, (x) certifying as to (A) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes (with respect to the Company), this Agreement (with respect to the Company) and each other Loan Document to which it is a party, (B) its organizational documents as then in effect, (C) the names and true signatures of the officers or managers, as applicable, of such Note Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder, and (y) attaching a recent good standing certificate (or its equivalent) for such Note Party from the applicable governmental authority in its jurisdiction of organization; and

(viii)    such other certificates, documents, instruments, information and agreements as such Purchaser or counsel to such Purchaser shall reasonably request, but excluding any legal opinions;

(b)    the representations and warranties of each Note Party set forth in this Agreement and each other Loan Document being true and correct in all respects;

(c)    contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Schedule of Purchasers;

(d)    each Purchaser’s purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, (ii) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation; and

(e)    the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ counsel(s) to the extent required pursuant to Section 10.7.

3.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to each Purchaser as follows:

3.1    Organization, Good Standing and Qualification. Each Note Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Note Party has the requisite corporate power to own or hold under lease and operate the properties and assets it purports to own or hold under lease, and to carry on its business as now conducted and as proposed to be conducted. Each Note Party is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities or of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on it or its business. Each Note Party owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto that are required for it to carry on its business as now conducted and as proposed to be conducted, without known conflict with the rights of others. No product or service of any Note Party infringes in any respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other person. To the knowledge of each

Note Party, there is no violation by any person of any right of the Company or any Subsidiary with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any Subsidiary.

3.2    Corporate Power. Each Note Party has all requisite corporate power to execute and deliver each Loan Document to which it is a party, to issue each Note (with respect to the Company) and to carry out and perform its obligations under each Loan Document to which it is a party. The Company’s Board of Directors has approved the Loan Documents based upon a reasonable belief that the Loan is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

3.3    Authorization. All corporate action on the part of each Note Party, its directors and its stockholders or other equity owners necessary for the authorization, execution, delivery and performance of each Loan Document to which such Note Party is a party, including, with respect to the Company, the issuance and delivery of the Notes and the reservation of the Series D Preferred Shares issuable upon conversion of the Notes (collectively, the “Conversion Securities”), has been taken, other than the approval by the stockholders of the Company of the issuance of the Series D Preferred Shares and the filing of an applicable certificate of designation with the State of Delaware in connection with the issuance of any Conversion Securities, which in each case will be taken promptly within the required time frame. The Conversion Securities, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable, and will not be subject to any preemptive or similar rights. Each Loan Document shall constitute the valid and binding obligation of each Note Party that is a party thereto, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and general principles of equity. The Conversion Securities, when issued in compliance with the provisions of this Agreement and the Notes, will be validly issued, fully paid and nonassessable and free of any Liens or encumbrances and issued in compliance with all applicable federal and securities laws.

3.4    Governmental Consents; Litigation. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of any Note Party in connection with the valid execution, delivery and performance of each Loan Document, the offer, sale or issuance of the Notes and the Conversion Securities issuable upon conversion of the Notes or the consummation of any other transaction contemplated hereby have been obtained and are effective. There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against any Note Party or any property of any Note Party in any court or before any arbitrator of any kind or before or by any governmental authority that, if successful, could reasonably be expected to have a material adverse effect on the Company or any Subsidiary.

3.5    No Conflicts with Laws or Orders; Taxes. The execution, delivery and performance by each Note Party of each Loan Document to which it is a party will not (a) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to the Company or any Subsidiary or (b) violate any provision of any statute or other rule, restriction or regulation of any governmental authority applicable to the Company or any Subsidiary. Each Note Party has filed all tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, other than (i) the outstanding obligations set forth on Schedule 3.1, which will be satisfied in full with a portion of the proceeds of, and immediately following the making of, the Initial Disbursement (as defined in Section 6(c)) and (ii) the outstanding obligations described in the Payment Obligations Certificate delivered by the Company to the Purchasers on the date of Closing (such obligations described in clauses (i) and (ii), the “Payment Obligations”).

3.6    No Conflicts with Other Instruments. No Note Party is in violation or default of any term of its certificate of incorporation or bylaws, or any material agreement or instrument to which it is a party or by which any of its properties is bound, except as disclosed to the Purchasers in the Disclosure Documents prior to the date hereof and Payment Obligations existing on the date hereof. The execution, delivery and performance by each Note Party of each Loan Document to which it is a party will not contravene, result in any breach of, or constitute a default under, result in the creation of any Lien in respect of, or result in the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit license, authorization or approval applicable to, any property of the Company or any Subsidiary under, any offtake agreement, license, indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected. The Company has obtained all consents and waivers necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Note Parties to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause any Note Party to offer or issue any securities of such Note Party as a result of the consummation of the transactions contemplated hereunder.

3.7    Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Notes and the Conversion Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy the Notes or any similar securities from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

3.8    Use of Proceeds. The Company shall use the proceeds of each Loan solely for general administrative costs and working capital or other payments for the operations of its and the Subsidiaries’ business, in each case as specifically set forth in the Notices of Borrowing, and not for any other purpose, including without limitation, any personal, family or household purpose or for the purpose of buying or carrying any margin stock.

3.9    Insurance. The Company and the Subsidiaries maintain (a) insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, (b) adequate public liability insurance against tort claims that may be incurred by any Note Party, and (c) such other insurance as may be required by law.

3.10    No Material Adverse Change in Financial Condition. All financial statements related to the Company and the Subsidiaries that are delivered by the Company to the Purchasers fairly present in all material respects the Company’s and the Subsidiaries’ financial condition as of the date thereof and the Company’s and the Subsidiaries’ results of operations for the period then ended. There has not been a material adverse change in the business, operations, assets, liabilities (actual or contingent), prospects or financial condition of the Company or the Subsidiaries since August 31, 2019. There is no fact known to the Company that could reasonably be expected to have a material adverse effect on the Company or the Subsidiaries that has not been set forth herein or in the Disclosure Documents.

3.11    Solvency. Other than with respect to the Payment Obligations existing on the date of the Closing, (a) the fair market value of the Company’s and the Subsidiaries’ assets, taken as a whole, is greater than the Company’s and the Subsidiaries’ liabilities (whether contingent, subordinated, unmatured, unliquidated or otherwise), taken as a whole, (b) the Company and the Subsidiaries do not have unreasonably small capital to carry out their respective businesses as conducted or as proposed to be conducted, and (c) neither the Company nor any of the Subsidiaries has incurred, or will incur, debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account all reasonably anticipated financing and refinancing proceeds).

3.12    Subsidiaries. Schedule 3.12 contains a complete and correct list of the Company’s subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its equity interests or other ownership interests outstanding owned by any person.

3.13    Existing Indebtedness and Liens.

(a)    Schedule 3.13, together with the Payment Obligations existing on the date of the Closing, sets forth a complete and correct list of all outstanding indebtedness of the Company and its subsidiaries, as of the Closing, since which date there has been no material change in the amounts, interest rates or maturities of such indebtedness. Neither the Company nor any of its subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any indebtedness of the Company or such subsidiary and no event or condition exists with respect to any indebtedness of the Company or any of its subsidiaries that would permit (or that with notice or the lapse of time, or both, would permit) one or more persons to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)    Except as disclosed in Schedule 3.13, neither the Company nor any of its subsidiaries has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures indebtedness.

(c)    Neither the Company nor any of its subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, indebtedness of the Company or any of its subsidiaries, except as disclosed in Schedule 3.13.

3.14    Disclosure. This Agreement, the financial statements provided to the Purchasers and all other budgets, estimates of expenses, documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby (this Agreement, such financial statements and such other budgets, estimates of expenses, documents, certificates or other writings being referred to, collectively, as the “Disclosure Documents”), do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that with respect to any forecasts, projections of results and other forward-looking statements and information provided to the Purchasers, the Purchasers acknowledge that there is no assurance that such statements and information will prove accurate and the Company has no obligation to update such statements pursuant to this Section 3.14; provided, further, that the Company represents and warrants that such information and statements have been prepared in good faith based upon assumptions the Note Parties believed to be reasonable at the time made and as of the date of Closing.

3.15    Compliance with Laws. None of the Note Parties is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would adversely affect in any material respect the business, assets, liabilities, financial condition, operations or prospects of such Note Party.

3.16    No “Bad Actor” Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Act (a “Disqualification Event”), is applicable to the Company or, to the Company’s knowledge, any Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Act, including: the Company; any predecessor or affiliate of the Company; any managing member, director, executive officer or other officer participating in the sale of the Notes; any beneficial owner of 20% or more of the Company’s outstanding voting equity interests, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Act) connected with the Company in any capacity at the time of the sale of the Notes; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Notes (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the sale of the Notes of any Solicitor or general partner or managing member of any Solicitor.

4.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as of the date hereof, as to itself only:

4.1    Purchase for Own Account. Such Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Such Purchaser understands that the Notes have not been registered under the Act and may be resold only if registered pursuant to the provisions of the Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

4.2    Accredited Investor Status. Such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Act.

4.3    Foreign Purchaser. Each Purchaser that is a foreign person or a US subsidiary or affiliate of a foreign parent company (a “Foreign Purchaser”) shall notify the Company of its status as a Foreign Purchaser and the aggregate number of shares of the Company’s capital stock and any security held, directly or indirectly, by the Foreign Purchaser that is convertible into shares of the Company’s capital stock.

5.    FURTHER AGREEMENTS.

5.1    Market Stand-Off Agreement. Each Purchaser hereby agrees that it will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to an initial public offering of shares of its Common Stock (an “IPO”) (such period not to exceed 180 days (the “Stand-Off Period”)) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Purchaser or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that if (1) during the last 17 days of such Stand-Off Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of such Stand-Off Period, the Company announces that it will release earnings results during the 15-day period following the last day of such Stand-Off Period, then in each case such Stand-Off Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the managing underwriter waives, in writing, such extension. The foregoing provisions of this Section 5.1 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Purchasers if all officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with any public offering by the Company are intended third party beneficiaries of this Section 5.1 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Purchaser hereby agrees to enter into written agreement with such underwriters containing terms substantially equivalent to the terms of this Section 5.1, and each Purchaser hereby agrees that such underwriters shall be entitled to require each such Purchaser to enter into such a written agreement. Notwithstanding the foregoing, nothing in this Section 5.1 shall prevent a Purchaser from making a transfer of any Common Stock that was listed on a national stock exchange, actively traded over-the-counter or traded on the NASDAQ Global Market at the time it was acquired by the Purchaser or was acquired by such Purchaser pursuant to Rule 144A of the Act, including any shares acquired in any public offering by the Company. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities (as defined in the Investors Rights Agreement) of each Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. As used in this Section 5.1, “Common Stock” means the Common Stock of the Company, par value $0.0001 per share.

6.    SHARING

6.1    Disbursement Requests.

(a)    All disbursements of Loans under the Notes shall be made pro rata among the Purchasers based on their Loan Commitment as compared to the Total Loan Commitment. The Purchasers holding greater than sixty-six and two-thirds percent (66.67%) of the aggregate outstanding principal amount of all Loans (or if no Loans are then outstanding, the Total Loan Commitment) (the “Required Noteholders”) will have the authority to approve or disapprove of any Notices of Borrowing (as hereinafter defined) submitted by Company.

(b)    To request a disbursement of funds under the Notes, the Company shall submit to the Purchasers a written notice of borrowing in substantially the form of Exhibit D attached hereto (the “Notice of Borrowing”) at least four (4) business days prior to the proposed borrowing date. The Company requires a disbursement of funds simultaneously with the Closing in order to satisfy a portion of the Payment Obligations. In order to obtain such disbursement of funds at the Closing (the “Initial Disbursement”), the Company must submit a Notice of Borrowing at least two (2) business days prior to the Closing. The Initial Disbursement is subject to the satisfaction of the conditions set forth in clause (e) of this Section 6.1.

(c)    Each Notice of Borrowing shall be subject to the approval of the Required Noteholders, in their sole and absolute discretion, and the Required Noteholders shall provide written notice to the Company of their approval or disapproval (along with their objections thereto) of any Notice of Borrowing within three (3) business days following receipt thereof. If the Notice of Borrowing is approved by the Required Noteholders, subject to the satisfaction of clause (e) of this Section 6.1, the Purchasers shall each fund their ratable share of the funds requested in such Notice of Borrowing (subject to each Purchaser’s Loan Commitment) within one (1) business day following such approval. In no event shall the Purchasers be obligated to fund any funds requested under a Notice of Borrowing which has not been approved by the Required Noteholders.

(d)    The Company and the Purchasers stipulate and agree that the Purchasers’ obligations to fund the Notes constitutes a “financial accommodation” within the meaning of 11 U.S.C. Section 365(c)(2) and not an asset of Company’s or the Subsidiaries respective estates in bankruptcy.

(e)    Each Purchaser’s obligation to fund each Loan is subject to the satisfaction (in the sole discretion of each Purchaser) of the following conditions:

(i)    evidence of the Required Noteholders’ approval of the applicable Notice of Borrowing;

(ii)    the representations and warranties of each Note Party set forth in this Agreement and each other Loan Document being true and correct in all respects, except with respect to any disclosed exceptions at the time of the delivery of the Notice of Borrowing that the Required Noteholders have agreed in writing to waive;

(iii)    no Default or Event of Default has occurred and is continuing; and

(iv)    such Purchaser’s receipt of all certificates, documents, instruments, information and agreements as such Purchaser or counsel to such Purchaser shall reasonably request, but excluding legal opinions.

6.2    Payments on Account of Notes. All voluntary prepayments of the Notes are prohibited. The Company shall not be permitted to make any payment of principal in respect of the Notes until such amounts become due and payable in accordance with the terms of the Loan Documents. The Company agrees that all Debt Payments on account of the Notes shall be made ratably among the Purchasers in accordance with their respective Pro Rata Shares (as defined herein). For the purposes of this Section 6, the conversion of any portion of a Note shall not be considered a payment on account of such Note.

6.3    Debt Payments on Account of Notes. The Company agrees that, prior to any Event of Default, each Debt Payment received by any Purchaser in accordance with its Pro Rata Share shall be applied by such Purchaser in its sole discretion to any amounts outstanding under the Loan Documents. The Company and each Purchaser agrees that upon the occurrence of any Event of Default (as such term is defined in the Notes) and so long as such Event of Default continues, any and all Debt Payments shall be applied first to any amounts owing to the Collateral Agent pursuant to the Loan Documents, and then in the following order, ratably in accordance with each Purchaser’s Pro Rata Share: (i) first, for application to the payment of any fees, costs and expenses of each Purchaser in connection with the enforcement of the Loan Documents; (ii) second, for application to the payment of accrued and unpaid interest on the Notes and any premium in respect thereof; (iii) third, for the application to any indemnification requirement of any Note Party under any Loan Document; (iv) fourth, for application to the outstanding principal of the Loans; (v) fifth, for application to any other Obligations; and (vi) sixth, to the Company or such other person as the Company directs.

6.4    Excess Debt Payments. If, despite the provisions of this Section 6, any Purchaser shall receive any Debt Payment in excess of its Pro Rata Share to which it is then entitled in accordance with this Agreement, such Purchaser shall hold such excess Debt Payment in trust for the benefit of the Purchasers entitled thereto and promptly pay over or deliver such excess Debt Payment to the other Purchasers for application in accordance with this Agreement.

6.5    Debt Payment Defined. For the purposes of this Agreement, “Debt Payment” means any payment or distribution by or on behalf of any Note Party, directly or indirectly, of assets of any Note Party of any kind or character, whether in cash, property or securities, on account of the Notes (including the purchase, redemption or other acquisition thereof) or any other Loan Document, or by setoff, exchange or in any other manner; provided, however, that, conversion of any part of a Note shall not be considered a Debt Payment.

6.6    Pro Rata Share Defined. For the purposes of this Agreement, the “Pro Rata Share” of a Purchaser means the proportion that the unpaid principal and accrued interest on such Purchaser’s Notes bears to the aggregate unpaid principal and accrued interest on all outstanding Notes (or if no Loans are outstanding, the proportion of the Loan Commitment of each Purchaser as compared to the Total Loan Commitment); provided, however, that any portion of a Purchaser’s Notes converted to equity shall not be considered outstanding for these purposes.

6.7    Conversion Provisions. Other than issuances of Series C Preferred Stock authorized by the Company as of the date hereof, the Company shall not consummate or agree to consummate any financing involving the issuance of equity securities for consideration in an amount equal to or greater than $50,000,000 unless such financing constitutes a Qualified Financing and allows for and gives effect to the conversion of the Notes upon the terms and conditions set forth in Sections 5.1 and 5.3 of the Notes.

7.    COLLATERAL MATTERS.

7.1    Sharing of Collateral. Upon the occurrence of any Event of Default and if the Collateral Agent proceeds to exercise any rights with respect to the Collateral, the Purchasers shall share the Collateral and the proceeds of such Collateral in accordance with their Pro Rata Shares, without priority of one over the other. As used herein “Collateral” means the assets and property of each Note Party pledged or over which a Lien has been granted or required to be granted to secure all or any of the Obligations.

7.2    Appointment of Agent. Each Purchaser hereby appoints PM Operating, Ltd., a Texas limited partnership, as the collateral agent (in such capacity, and together with its successors and assigns, the “Collateral Agent”), under this Agreement and the other Loan Documents, and hereby authorizes the Collateral Agent to take such actions on each of its behalf and to exercise such rights, powers, authorities and privileges under this Agreement and the other Loan Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof. Each Purchaser (a) accepts the authorizations, appointments and acknowledgements and other actions taken by the Collateral Agent, on behalf of the Purchasers, in accordance with this Agreement and the other Loan Documents, and (b) authorizes and directs the Collateral Agent to execute, deliver and perform each of the Loan Documents to which the Collateral Agent is or is intended to be a party (including any amendments, supplements, accession agreements, acknowledgements or similar documents thereto or thereunder). The provisions of this Section 7.2 are solely for the benefit of the Collateral Agent and the Purchasers, and none of the Note Parties shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The rights, powers and obligations of the Collateral Agent are governed by the provisions set forth on Annex 1 hereto.

7.3    Enforcement. Enforcement of the Purchasers’ rights under any Loan Documents shall (a) with respect to any Collateral, be taken by the Collateral Agent, and (b) with respect to all other rights under the Loan Documents, by the Required Noteholders.

8.    CONSENT RIGHTS.

8.1    Unless waived by the Required Noteholders, for so long as any Notes remain outstanding, the Company shall not, and shall not permit any of the Subsidiaries to, enter into any transaction or agreement, or any amendment, modification or waiver of rights under any existing agreement, with any affiliate of the Company (other than a Note Party) on terms (including pricing terms) and conditions which are less favorable (in the aggregate for each such agreement, arrangement or transaction) to the Note Parties than could be obtained from a party who is not an affiliate of the Company or any party dealing on an arm’s length basis.

8.2    Unless waived by the Required Noteholders, for so long as any Notes remain outstanding, the Company shall, and shall cause the other Note Parties to, undertake any the following actions:

(a)    deliver to the Purchasers all financial statements, certificates, production plans and other information or documentation required to be delivered to any other person pursuant to Section 2.1 of the Third Amended and Restated Investors’ Rights Agreement dated as of August 3, 2018, by and among the Company and the investors party thereto, as in effect on the date hereof (the “Investors Rights Agreement”), in each case within the time periods set forth in such Section;

(b)    provide access the Collateral Agent access to, and permit the Collateral Agent to visit, inspect and examine, all properties and books and records of the Company, in all cases to the extent provided or permitted to any other person as set forth in Section 2.2 of the Investors Rights Agreement;

(c)    use the proceeds of each Loan solely for general administrative costs and working capital for the operations of the Company’s and the Subsidiaries’ business in accordance with the description of the use of proceeds set forth in the Notices of Borrowing, and not for any other purpose, including without limitation, any personal, family or household purpose or for the purpose of buying or carrying any margin stock;

(d)    take all actions necessary or reasonably requested by any Purchaser in connection with the issuance of any Conversion Securities, including, without limitation, the filing of an applicable certificate of designation with the State of Delaware; and

(e)    make, execute and deliver all such additional and further acts, deeds, certificates, instruments, documents and information as the Collateral Agent or any Purchaser may reasonably require for the purposes of implementing, effectuating and ensuring compliance with the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Collateral Agent with respect to the Collateral.

8.3    Unless waived by the Required Noteholders, for so long as any Notes remain outstanding, the Company shall not, and shall not permit any of the other Note Parties to, undertake any of the following actions:

(a)    form or acquire any person, or dissolve any Note Party;

(b)    issue or repurchase any equity interests or other ownership interests of the Company, other than repurchases at cost pursuant to restricted stock purchase agreements or early exercise stock purchase agreements, or make any other payment or distribution (in cash or property) on account of any equity interests or other ownership interests;

(c)    incur or amend the terms of any indebtedness if, immediately after the incurrence or amendment thereof, the ratio of debt to the most recent equity valuation of the Company in connection with an equity investment would exceed 0.05, or any indebtedness that is secured by any assets of Borrower;

(d)    settle or compromise any material claim, suit, action, arbitration or other proceeding;

(e)    amend the Company’s certificate of incorporation, bylaws, stockholders agreement (or similar agreement), charter of any committee of the Company’s Board of Directors;

(f)    enter into any joint venture or partnership with any other company

(g)    enter into any agreement with respect to, or consummate, any acquisition or disposition of assets with a market value or for consideration of more than $1,000,000 in the aggregate; provided, that such restriction shall not apply to (i) contracts for the sale of inventory entered into in the ordinary course of business to the extent such contracts do not contemplate or result in any Lien on the assets of any Note Party, (ii) with the prior written consent of the Collateral Agent, licenses granted in the ordinary course of business that do not limit or prohibit any Lien granted pursuant to any Loan Document, and (iii) the disposal of worn-out or obsolete equipment; provided further, that in no event shall any Note Party dispose of, sell or otherwise transfer any of the equipment or other assets transferred to or acquired by the Company from Koch Modular Process Systems, LLC or its intellectual property;

(h)    make any loan, advance or capital contribution to, or otherwise invest in, any company in an aggregate amount in excess of $1,000,000 during the term of the Notes;

(i)    make or agree or commit to make any capital expenditure or series of related capital expenditures in excess of $1,000,000 in the aggregate not contemplated in a Company Board-approved annual budget, business plan or capital expenditure plan; or

(j)    enter into any agreement providing for payment or receipt of consideration reasonably expected to be in excess of $1,000,000.

9.    DEFAULTS

9.1    Default. Each of the following events shall be an “Event of Default” hereunder, and any event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default shall be a “Default”:

(a)    any Note Party fails to pay timely any amount (including principal, interest and premium) due under any Loan Document on the date the same becomes due and payable;

(b)    any Note Party fails to timely observe (subject to any applicable notice and cure periods expressly set forth in the Loan Documents), perform and comply with (i) any covenant or provision contained in Section 8.3 or (ii) any other covenant or provision contained in any Loan Document to which it is a party and, solely with respect to this clause (ii), such failure remains unremedied for five business days;

(c)    [reserved];

(d)    the Company or any of the Subsidiaries (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, but, for the avoidance of doubt, this clause (i) shall not apply to the Payment Obligations existing on the date of the Closing, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes formal corporate action for the purpose of any of the foregoing;

(e)    a court or other governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of the Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of the Subsidiaries, or any such petition shall be filed against the Company or any of the Subsidiaries and such petition shall not be dismissed within 45 days;

(f)    the Company or any of the Subsidiaries becomes subject to a Liquidation Event;

(g)    any representation or warranty made by or on behalf of any Note Party or by any officer of any Note Party in any Loan Document or any writing furnished in connection with the transactions contemplated hereby or thereby is false or incorrect in any material respect on the date made;

(h)    one or more final judgments or orders for the payment of money aggregating in excess of $100,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and the Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay;

(i)    the Guaranty shall cease to be in full force and effect, any Note Party or any person acting on behalf of any Note Party shall contest in any manner the validity, binding nature or enforceability of the Guaranty, or the obligations of any Note Party under the Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of the Guaranty;

(j)    any provision of any Loan Document shall cease to be valid and binding on any Note Party or any other person party thereto, or any Note Party, any other person party thereto or any person acting on their respective behalf shall so assert in writing;

(k)    any Lien granted to the Collateral Agent pursuant to any Loan Document shall cease for any reason to be a valid and perfected first-priority Lien, subject to any Permitted Lien and other than any cessation due to the willful misconduct of the Collateral Agent as determined in a final judgment by a court of competent jurisdiction;

(l)    the Company or any of the Subsidiaries is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any indebtedness with an aggregate principal amount, individually or in the aggregate, in excess of $100,000 that is outstanding beyond any period of grace provided with respect thereto, but, for the avoidance of doubt, this clause (i) shall not apply to the Payment Obligations existing on the date of the Closing or as disclosed to the Purchasers in the Disclosure Documents prior to the date hereof, or (ii) the Company or any of the Subsidiaries is in default in the performance of or compliance with any term of any evidence of any such indebtedness or of any mortgage, indenture or other agreement relating thereto, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of such indebtedness to convert such indebtedness into equity interests), (x) the Company or any of the Subsidiaries has become obligated to purchase or repay such indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more persons have the right to require the Company or any of the Subsidiaries so to purchase or repay such indebtedness; or

(m)    A Change of Control occurs. “Change of Control” means (i) the sale, transfer or other disposition of all or substantially all of the assets of the Company and the Subsidiaries, (ii) the Company ceasing to own 100% of all of the equity interests or other ownership interests of any other Note Party, (iii) any person that as of the Effective Date does not have Control (as defined below) acquiring, having or exercising Control; (iv) any person (except for any person who owns more than 40 % of the Voting Stock (as defined below) of the Company as of the date hereof) acquiring more than 40% of the Voting Stock of the Company; or, (v) the entry into an agreement that provides for any of the events in the immediately foregoing clauses (i) through (iv) to occur. “Control” means, with respect to the Company, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of the Company. “Voting Stock” means, with respect to the Company, capital stock of the Company having the right to vote in the election of members of the Board of Directors of the Company.

9.2    Remedies. If an Event of Default described in Section 9.1(d) or (e) has occurred, all the Notes then outstanding shall automatically become immediately due and payable. If any other Event of Default has occurred and is continuing, the Required Noteholders may at any time at its or their option declare all the Notes then outstanding to be immediately due and payable. If any Event of Default described in Section 9.1(a) has occurred and is continuing, any Purchaser affected by such Event of Default may at any time, at its or their option, declare all the Notes held by it or them to be immediately due and payable. Upon any Notes becoming due and payable under this Section 9.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon, (y) if an Event of Default has occurred as described in Sections 9.1(d), (e) or (m), the Liquidation Preference, and (z) all other Obligations shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each Purchaser has the right to maintain its investment in the Notes free from any right of prepayment or similar right on the part of the Company (except as herein specifically provided for) and that the provision for payment of a Liquidation Preference by the Company in the event that the Notes are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances. For the avoidance of doubt, following an Event of Default, whether or not the Notes are accelerated, any payment of all or any part of the Obligations by any Note Party or otherwise recovered by the Purchasers, shall be deemed a voluntary prepayment by the Note Parties notwithstanding that each Purchaser has the right to maintain its investment in the Notes free from prepayment.

10.    MISCELLANEOUS

10.1    Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. All covenants and other agreements contained in the Loan Documents by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that no Note Party may assign or otherwise transfer any of its rights or obligations under any Loan Document without the prior written consent of each Purchaser.

10.2    Governing Law. This Agreement and each other Loan Document shall be governed by, construed under and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles that would cause the application of laws of any other jurisdiction. The Company irrevocably submits to the exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in this Section 10.2 brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment. The Company consents to process being served by or on behalf of any Purchaser or the Collateral Agent in any suit, action or proceeding of the nature referred to in this Section 10.2 by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 10.7 or at such other address of which such Purchaser or the Collateral Agent shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. Nothing in this Section 10.2 shall affect the right of any Purchaser or the Collateral Agent to serve process in any manner permitted by law, or limit any right that the Purchasers or the Collateral Agent may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

10.3    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered as an original counterpart and be valid and effective for all purposes.

10.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to any Note Party shall be sent to the Company at c/o Origin Materials, Attn: Legal Department, 930 Riverside Pkwy., Suite 10, West Sacramento, CA 95605, email address: legal@originmaterials.com, and to Purchaser at the address(es) set forth on the Schedule of Purchasers attached hereto or at such other address(es) as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

10.6    Modification; Waiver. No modification or waiver of any provision of this Agreement or any other Loan Document or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Required Noteholders. Notwithstanding the foregoing:

(a)    no amendment or waiver shall (i) increase any Loan Commitment of any Purchaser or decrease the principal amount of, or interest rate or Liquidation Preference applicable to, any Loan made by any purchaser without the consent of such Purchaser, (ii) postpone or extend the maturity of the Loans or the scheduled date for any payment of interest or premium (including the Liquidation Preference) without the consent of all Purchasers directly and adversely affected thereby, (iii) release any Collateral except as expressly set forth in the Loan Documents without the consent of all Purchasers, (iv) except as otherwise expressly permitted under the Guaranty, release any Subsidiary from the Guaranty, without the consent of all Purchasers, (v) modify or change any provision in a manner that would alter the pro rata treatment of the Purchasers without the written consent of each Lender;

(b)    no amendment or waiver shall, unless signed by each Purchaser, change the provisions of Section 6.1(e), this Section 10.6 or the definition of Required Noteholders or the number of Purchasers required to take any action under any other provision of the Loan Documents, or any provision providing for the pro rata nature of payments by or to Purchasers; and

(c)    no amendment or waiver shall, unless signed by the Collateral Agent, alter the rights or obligations of the Collateral Agent.

10.7    Expenses; Indemnification. The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein, except that the Company shall pay the reasonable legal fees and expenses incurred by the counsel for the Purchasers, not to exceed $50,000 in the aggregate, which expenses shall be paid on the earliest of (i) the Maturity Date, (ii) the date the Notes otherwise become due and payable and (iii) the date the Company consummates an equity financing resulting in the Company receiving total cash proceeds of $1,000,000 or more. The Company will pay all costs and expenses (including attorneys’ fees of special counsels) incurred by the Purchasers and the Collateral Agent in connection with the Loan Documents: (a) incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Loan Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Loan Document, (b) incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Loan Documents, and (c) incurred by the Collateral Agent pursuant to the Loan Documents in connection with the perfection of the Liens on the Collateral or the enforcement of its rights under the Loan Documents. The Company will pay, and will save each Purchaser and the Collateral Agent harmless from, any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

10.8    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest (including the Liquidation Preference to the extent a court of competent jurisdiction characterizes the Liquidation Preference as interest) paid or agreed to be paid under the Loan Documents shall not exceed the Highest Lawful Rate. If any Purchaser shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by a Purchaser exceeds the Highest Lawful Rate, such person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, and (b) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations. “Highest Lawful Rate” means, with respect to each Purchaser, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Obligations under applicable laws which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

10.9    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement or any other Loan Document shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

10.10    No Tax Advice. The Purchasers have had the opportunity to consult with their own tax advisors concerning the tax implications of the transactions contemplated by this Agreement, and neither the Company nor the Collateral Agent makes any representations concerning such tax implications.

10.11    Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

10.12    Obligations of Purchasers Several. The obligations of each Purchaser under this Agreement and each of the other Loan Documents and in respect of the transactions contemplated hereby and thereby are several and not joint. Except as expressly set forth in the Loan Documents, the failure of any Purchaser to carry out its obligations under any Loan Document shall not relieve the Company or any other Purchaser of any obligation thereunder, nor shall any Purchaser be responsible for the obligations of, or for any action taken or omitted by, any other person or entity hereunder or thereunder. Nothing contained in any of the Loan Documents shall be deemed to cause any Purchaser to be considered a partner of or joint venturer with any other Purchaser or the Company.

10.13    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

10.14    Confidentiality. Neither the Collateral Agent nor any Purchaser shall disclose any Confidential Information, other than (a) to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates, and such affiliates directors officers, employees, agents, attorneys and trustees, (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information, (iii) any Purchaser and their permitted assigns and successors, and (v) any person providing any loan, letter of credit or other extension of credit to or for the account of such Purchaser or any of its affiliates and any agent, trustee or representative of such person and their respective officers, directors, employees, agents, counsel, auditors, bank examiners and advisors and then only on a confidential basis, (b) as required by, or to effect compliance with, any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner with jurisdiction over such Purchaser or the Collateral Agent, (d) in connection with any litigation or proceeding to which such Collateral Agent or Purchaser or any of its affiliates may be a party to the extent such Confidential Information is relevant thereto or to the extent such Confidential Information is otherwise required to be disclosed by compulsory legal process or (f) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document. As used herein, “Confidential Information” means information that is proprietary in nature and that any Note Party furnishes to the Collateral Agent or any Purchaser in connection with the Loan Documents that is not identified as being public, other than (a) information that was publicly known, that any Purchaser or the Collateral Agent knew prior to the time of such disclosure or that otherwise becomes known to such Purchaser or the Collateral Agent other than through disclosure by the Company or any Subsidiary or (b) any such information that is or becomes available to the public other than as a result of a breach by the Collateral Agent or any Purchaser of its obligations hereunder or that is or becomes available to the Collateral Agent or such Purchaser from a source other than the Note Parties that is not, to the knowledge of the Collateral Agent or such Purchaser, acting in violation of a confidentiality agreement with a Note Party.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first written above.

COMPANY:

MICROMIDAS, INC., a Delaware corporation

By:	/s/ John Bissell
Name:	John Bissell
Title:	CEO

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

COLLATERAL AGENT:

PM OPERATING, LTD., a Texas limited partnership,

By:	/s/ Anne M. Smalling
Name:	Anne M. Smalling
Title:	CEO, PMOP GP LLC & its General Partner

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

PURCHASERS:

PM OPERATING, LTD., a Texas limited partnership,

By:	/s/ Anne M. Smalling
Name:	Anne M. Smalling
Title:	CEO, PMOP GP LLC & its General Partner

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

COLLATERAL AGENT:

OM FUNDING I, LLC, a Florida limited liability company

By:	OM Funding Manager, LLC

By:	/s/ Gavin H. Wolfe
Name:	Gavin H. Wolfe
Title:	Manager

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

PURCHASERS:

By:	/s/ Jon Charles Buff
Jon Charles Buff, an individual

BUFF INVESTMENT LIMITED PARTNERSHIP,

By:	/s/ Jon Charles Buff
Name:	Jon Charles Buff
Title:	General Manager

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

PURCHASERS:

By:	/s/ Alex Millar
ALEX MILLAR, an individual

By:	/s/ Kristin Millar
KRISTIN MILLAR, an individual

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

PURCHASERS:

RICHARD FOWNES

By:	/s/ Richard Fownes
Richard Fownes

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

PURCHASERS:

RICHARD J. RILEY SEPARATE PROPERTY TRUST

By:	/s/ Richard J. Riley
Richard J. Riley

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

PURCHASERS:

ISTOCK FAMILY TRUST AS AMENDED AND RESTATED IN 2016,

By:	/s/ David Istoch
Name:	David Istoch
Title:	Trustee

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

PURCHASERS:

JONATHAN DAVID BUFF TRUST UNDER DEED OF TRUST DATED JANUARY 11, 1997,

By:	/s/ Todd C. Vanett
Name:	Todd C. Vanett
Title:	Trustee

AMANDA BUFF TRUST UNDER DEED OF TRUST DATED JANUARY 11, 1997,

By:	/s/ Todd C. Vanett
Name:	Todd C. Vanett
Title:	Trustee

Todd C. Vanett and Barbara S. Vanett, as joining tenants with right of survivorship:
(print name of Purchaser)

By:	/s/ Barbara S. Vanett
Barbara S. Vanett (print)

By:	/s/ Todd C. Vanett
Todd C. Vanett (print)

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

PURCHASERS:

PEPSICO, INC.
A North Carolina corporation

By:	/s/ Christopher A. Saikos
Name:	Christopher A. Saikos
Title:	VP, PepsiCo R&D

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

SCHEDULES AND EXHIBITS

Schedule of Purchasers

Schedule 3.1: Payment Obligations

Schedule 3.12: Subsidiaries

Schedule 3.13: Existing Debt and Liens

Exhibit A: Form of Senior Secured Convertible Promissory Note

Exhibit B-1: Form of Security and Pledge Agreement

Exhibit B-2: Form of IP Security Agreement

Exhibit C-1: Form of Guaranty

Exhibit C-2: Form of Subsidiary Security and Pledge Agreement

Exhibit D: Form of Notice of Borrowing

SCHEDULE OF PURCHASERS

Name and Address	Committed Loan Amount
Alex & Kristin Millar	$100,000

Buff, Amanda Trust Under Deed of Trust Dated January 11, 1997	$30,000

Buff Investments L.P.	$30,000

Buff, Jonathan David Trust Under Deed of Trust Dated January 11, 1997	$25,000

Buff, Jon Charles	$65,000

Istock Family Trust as Amended and Restated in 2016	$100,000

PM Operating Ltd. c/o HM International	$1,500,000

OM Funding I, LLC	$400,000

PepsiCo, Inc.	$1,500,000

Richard Fownes	$88,000

Richard J. Riley Separate Property Trust	$250,000

Todd C. Vanett and Barbara S. Vanett	$25,000

Schedule 3.1

Payment Obligations

Schedule 3.12

Subsidiaries

Subsidiary Name	Jurisdiction of Organization	Outstanding Equity Interests
Origin Materials Canada Holding Limited	Province of New Brunswick, Canada	100 Shares (all held by Company)
Origin Materials Canada Pioneer Limited	Province of New Brunswick, Canada	100 Shares (all held by OMC Holding)
Origin Materials Canada Research Limited	Province of New Brunswick, Canada	100 Shares (all held by OMC Holding)
Origin Materials Canada Polyesters Limited	Province of New Brunswick, Canada	100 Shares (all held by OMC Holding)

Schedule 3.13

Existing Debt and Liens

1.

Debt in the aggregate principal amount of $5,189,169.32 evidenced by that certain Amended and Restated Secured Promissory Note dated as of May 17, 2019, by OMC Holding, the Company and OMC Pioneer in favor of Danone Asia Pte. Ltd (“Danone”), and all Liens resulting therefrom granted pursuant to that certain Amended and Restated Offtake Supply Agreement dated as of May 17, 2019, by and between the Company and Danone; General Security Agreement dated as of May 17, 2019, by OMC Pioneer in favor of Danone; Share Pledge Agreement dated as of May 17, 2019, by and between OMC Holding and Danone; Pari Passu Intercreditor Agreement dated as of May 23, 2019, by and among OMC Holding, OMC Pioneer, Nestle Waters Management & Technology (“Nestlé”), and Danone; and Nonexclusive Patent and Know-How License Agreement dated as of November 7, 2016, by and among the Company, Nestlé and Danone, as amended by Amendment No.1 to Non-Exclusive Patent and Know-How License Agreement dated as of May 22, 2019, by and among the Company, Nestlé and Danone, in each case as in effect on the date hereof.

2.

Debt in the aggregate principal amount of $5,000,000 evidenced by that certain Amended and Restated Secured Promissory Note dated as of May 23, 2019 by OMC Holding, the Company and OMC Pioneer in favor of Nestle, and all Liens resulting therefrom granted pursuant to that certain Amended and Restated Offtake Supply Agreement dated as of May 23, 2019, by and between the Company and Nestle; General Security Agreement dated as of May 23, 2019, by OMC Pioneer in favor of Nestle; Pledge Agreement dated as of May 23, 2019, by and between OMC Holding and Nestle; Pari Passu Intercreditor Agreement dated as of May 23, 2019, by and among OMC Holding, OMC Pioneer, Nestlé, and Danone; and Nonexclusive Patent and Know-How License Agreement dated as of November 7, 2016, by and among the Company, Nestlé and Danone, as amended by Amendment No.1 to Non-Exclusive Patent and Know-How License Agreement dated as of May 22, 2019, by and among the Company, Nestlé and Danone, in each case as in effect on the date hereof.

3.	Nonexclusive Patent and Know-How License Agreement dated as of August 3, 2018, by and between the Company and PepsiCo, Inc., as in effect on the date hereof.

4.	Amended and Restated Certificate of Incorporation filed by the Company with the Secretary of State of the State of Delaware on August 3, 2018.

5.	Third Amended and Restated Investors’ Rights Agreement dated as of August 3, 2018, as in effect on the date hereof.

Exhibit A

Form of Senior Secured Convertible Promissory Note

Exhibit B-1

Form of Security and Pledge Agreement

Exhibit B-2

Form of IP Security Agreement

Exhibit C-1

Form of Guaranty

Exhibit C-2

Form of Subsidiary Security and Pledge Agreement

Exhibit D

Form of Notice of Borrowing

Reference is made to that certain Note Purchase Agreement dated as of November     , 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) between Micromidas, Inc., a Delaware corporation (the “Company”), and the entities named on the Schedule of Purchasers attached thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Note Purchase Agreement.

This is a Notice of Borrowing being delivered in accordance with the Note Purchase Agreement. The Company requests that the Purchasers make advances under their respective Notes in the amount of $     each ($ total) to be advanced on , 20__ [must be a business day at least four (4) business days from the date of this notice] and that the proceeds be paid to the following account:

Bank Name:
ABA Number:
Account Name:
Account #:
Reference/Memo:

By submitting this Notice of Borrowing to the Purchasers, each Note Party certifies that, as of the date hereof:

1.

[With respect to the estimate of expenses of the Company and the Subsidiaries most recently delivered by the Company to the Purchasers (the “Budget”), actual expenditures of the Company and the Subsidiaries in respect of the relevant time periods (a) have not exceeded the estimate of expenses, taken as a whole, set forth in the Budget for such time periods by more than 10% and (b) do not vary by more than 10% in excess of any line item for any expense set forth in the Budget for such time periods.][1] [Schedule 1 sets forth an estimate of expenses of the Company and the Subsidiaries through June 30, 2020 (or such lesser amount of time (the “Budget”).] The Company and the Subsidiaries will use the proceeds of the Loan requested pursuant to this Notice of Borrowing for application to the expenses set forth in the Budget.

2.

The conditions set forth in Section 6.1(e) of the Note Purchase Agreement (other than approval of this Notice of Borrowing) will be satisfied on the date of the borrowing being requested by this Notice of Borrowing[, subject to any disclosures made in this Notice of Borrowing that have been approved in writing by the Required Noteholders]. No Default or Event of Default has occurred and is continuing as of the date hereof.

3.

There has not been a material adverse change in the business, operations, assets, liabilities (actual or contingent), prospects or financial condition of the Company or the Subsidiaries since the date of the most recent audited financial statements submitted to the Purchasers.

4.	The Company represents that it has provided periodic updates to the Note Holders regarding the progress of diligence by Danone Asia Pte Ltd, Nestle Waters Management & Technology and PepsiCo, Inc.

[1]	If this bracketed statement is not correct, insert next bracketed statement.

Date: [                        , 20 ]

COMPANY:

MICROMIDAS, INC., a Delaware corporation

By:
Name:
Title:

SUBSIDIARIES:

ORIGIN MATERIALS CANADA HOLDING LIMITED, a corporation incorporated under the laws of the Province of New Brunswick

By:
Name:
Title:

ORIGIN MATERIALS CANADA PIONEER LIMITED, a corporation incorporated under the laws of the Province of New Brunswick

By:
Name:
Title:

ORIGIN MATERIALS CANADA RESEARCH LIMITED, a corporation incorporated under the laws of the Province of New Brunswick

By:
Name:
Title:

ORIGIN MATERIALS CANADA POLYESTERS LIMITED, a corporation incorporated under the laws of the Province of New Brunswick

By:
Name:
Title:

Schedule 1

[Company to attach estimate of Company’s Subsidiaries’ expenses required to be funded through the end of the fiscal year ending 2019.]

ANNEX 1

Collateral Agent Provisions

1)    Rights and Powers. The Collateral Agent shall have the same rights and powers under the Loan Documents as any other Purchaser and may exercise or refrain from exercising such rights and power as though it were not the Collateral Agent.

2)    Actions by the Collateral Agent.

a.    The obligations of the Collateral Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the and the Collateral Agent:

i.    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

ii.    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Collateral Agent is required to exercise as directed in writing by the Required Noteholders (or such other number or percentage of the Purchasers as shall be expressly provided for in the Loan Documents); provided, that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Loan Document or applicable law; and

iii.    shall not, except as expressly set forth in the Loan Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its affiliates that is communicated to or obtained by the Collateral Agent or any of its affiliates in any capacity.

b.    The Collateral Agent shall in all cases be fully justified in failing or refusing to act under any Loan Document unless it first receives any further assurances of its indemnification from the Purchasers that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action.

3)    Consultation with Experts. The Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

4)    Exculpatory Provisions; Credit Decisions.

a.    Neither the Collateral Agent nor any of its affiliates or any of its or their respective officers, directors, shareholders or agents (collectively, the “Related Parties”) shall be liable for any action taken or not taken by them in connection with the Loan Documents.

b.    Each Purchaser acknowledges that it has independently, and without reliance on the Collateral Agent, obtained such information and made such investigations and inquiries regarding the Note Parties as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Note Parties in the manner set forth in the Loan Documents. The Collateral Agent shall have no duty to disclose to the Purchasers information that is not expressly required by any Loan Document to be furnished to it and the Purchasers, but is voluntarily furnished to the Collateral Agent.

c.    The Collateral Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any Loan Document to which it is a party, or be required to take any action that is contrary to this Agreement, any other Loan Document or applicable law.

5)    Reliance by the Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Whenever reference is made in this Agreement or any other Loan Document to any discretionary action by consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given (including a direction given to the Collateral Agent to act under the Loan Documents) or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases that the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such written instruction, advice or concurrence of the Required Noteholders or such other number or percentage of the Purchasers as shall be expressly provided for in the Loan Documents. Notwithstanding anything else to the contrary in the Loan Documents, the Collateral Agent may refrain from acting in accordance with any instructions or requests unless it shall first be indemnified to its satisfaction by the Purchasers against any and all liability, cost and expense that may be incurred by it by reason of taking or continuing to take any such action in compliance with the instruction or request. The Collateral Agent shall in all cases be fully protected by the Purchasers in acting, or in refraining from acting, under this Agreement and the other Loan Document in accordance with a request of the Required Noteholders (or such other number or percentage of the Purchasers as shall be expressly provided for in the Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

6)    Collateral and Guaranty Matters.

a.    Each Purchaser authorizes and directs the Collateral Agent to enter into the Loan Documents (including any subordination agreement or intercreditor agreement) for the benefit of the Purchasers. The Collateral Agent is hereby authorized on behalf of all of the Purchasers, without the necessity of any notice to or further consent from any Purchaser, from time to time (i) to take any action with respect to any Collateral which may be necessary to perfect, register and record (as applicable) and maintain perfected, registered and recorded (as applicable) the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents, (ii) to release any and all Collateral from the Liens created by the Loan Documents and/or release any and all Note Parties from their respective obligations under the Guaranty at any time and from time to time in accordance with the provisions of the Loan Documents and (iii) to execute and deliver, and take any action to evidence such release.

b.    The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of any Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Note Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Purchasers for any failure to monitor or maintain any portion of such Collateral.

c.    The Collateral Agent shall not have any duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by such Collateral Agent in good faith.

7)    Resignation. The Collateral Agent may resign at any time in its sole discretion upon 15 days prior written notice to the Company and the Purchasers. All indemnity and expense reimbursement provisions in favor of the resigning Collateral Agent shall continue for any actions taken prior to such resignation. The Required Noteholders shall have the sole right to appoint a new Collateral Agent.

8)    Indemnity. The Purchasers hereby indemnify and hold the Collateral Agent and its Related Parties harmless from and against any liabilities, losses, costs or expenses suffered or incurred by any of them in such capacities under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Note Parties. The obligations of the Purchasers under this Section 7 shall survive termination of the Loan Documents and the resignation or removal of the Collateral Agent.